Exhibit 10.1

SECURITIES EXCHANGE AND AMENDMENT AGREEMENT

This SECURITIES EXCHANGE AND AMENDMENT AGREEMENT (this “Agreement”) is made effective as of November 3, 2025, by and between XWELL, Inc. (the “Company”) and the undersigned holders (the “Holders”) of shares of the Company’s Series G Convertible Preferred Stock, par value $0.01 per share, (the “Series G Preferred Stock”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Purchase Agreement (as defined herein).

RECITALS

WHEREAS, the Company and the Holders are party to that certain Securities Purchase Agreement, dated as of January 14, 2025 (the “Purchase Agreement”), pursuant to which the Company issued to the Holders: (i) shares of the Company’s Series G Preferred Stock, the terms of which are set forth in the Certificate of Designations for the Series G Convertible Preferred Stock (as amended, the “Series G Certificate of Designations”), (ii) Series A warrants (the “Series A Warrants”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (iii) Series B warrants (the “Series B Warrants” and, collectively with the Series A Warrants, each a “Warrant” and collectively, the “Warrants”) to purchase shares of Common Stock;

WHEREAS, the Company and the Holders have agreed to exchange a portion of the outstanding Series G Preferred Stock as of the date hereof, including all accrued and unpaid dividends in an aggregate amount of $1,553,806.00 in the amounts for each Holder as set forth on Exhibit A hereto, for Senior Secured Convertible Notes, in the form attached hereto as Exhibit B, with an aggregate principal amount of $3,387,138.80 (the “Notes”), convertible into shares of Common Stock (the “Conversion Shares” and, together with the Notes, the “Securities”) with each Holder entitled to receive a Note with the aggregate principal amount as set forth on Exhibit A attached hereto, pursuant to the terms and conditions set forth in this Agreement and in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Holders collectively hold at least a majority of the outstanding shares of Series G Preferred Stock and thereby constitute the Required Holders (as defined in the Series G Certificate of Designations);

WHEREAS, the Company and the Holders desire to amend certain provisions of the Series G Certificate of Designations as described herein;

WHEREAS, pursuant to Section 11 of each Warrant, the terms of the Warrants may be amended only if the Company has obtained the written consent of such Warrant holder; and

WHEREAS, each Holder and the Company desire to amend and restate each Holder’s respective Warrants as described herein.

AGREEMENT

ARTICLE I.      EXCHANGE AND AMENDED AND RESTATED WARRANTS

1.01         The Exchange. At the Closing (as defined below), the Company and the Holders shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Series G Preferred Stock for the Notes (the “Exchange”), as described herein.

(a)            Closing. The closing of the Exchange (the “Closing”) shall occur remotely via exchange of signatures on the trading day on which all conditions have been satisfied or waived (such date, the “Closing Date”).

(b)            No Consideration. On the Closing Date, the Notes shall be issued to the Holders with an aggregate principal amount as set forth on Exhibit A attached hereto, in exchange for the Series G Preferred Stock, without the payment of any other consideration by such Holders that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Notes.

(c)            Delivery. In the Exchange, the Company shall, at the Closing, issue and deliver (or cause to be issued and delivered) the Notes to the Holders (or in the name of a custodian or nominee of each Holder, or as otherwise requested by the respective Holder in writing) at the Holder’s election, in book-entry form. The Securities shall contain any restrictive legends required by the Securities Act.

(d)            Tacking. The holding period of the Notes for purposes of Rule 144 and Section 4(a)(1) of the Securities Act tacks on to the holding period of the Series G Preferred Stock.

1.02         Certificate of Amendment. The parties hereto hereby agree to amend and restate the terms of the Series G Preferred Stock as set forth in the Certificate of Amendment to the Certificate of Designations of the Series G Convertible Preferred Stock in the form attached hereto as Exhibit C (the “Certificate of Amendment”). The Company shall promptly file the Certificate of Amendment with the Secretary of State of the State of Delaware and provide a copy thereof to the Holders promptly after such filing.

1.03         Amended and Restated Warrants. The parties hereto hereby agree to (i) amend and restate the Series A Warrants as set forth in the Amended and Restated Series A Warrants, a form of which is attached hereto as Exhibit D (the “Amended and Restated Series A Warrants”) and (ii) amend and restate the Series B Warrants as set forth in the Amended and Restated Series B Warrants, a form of which is attached hereto as Exhibit E (the “Amended and Restated Series B Warrants” and, together with the Amended and Restated Series A Warrants, the “Amended and Restated Warrants”).

1.04         Deliveries. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Holder the following:

(i)            this Agreement duly executed by the Company;

(ii)           legal opinion of Company Counsel, directed to the Holders, in form and substance reasonably acceptable to the Holders;

(iii)          an ink-original Note with a principal amount equal to the amount set forth on Exhibit A attached hereto, registered in the name of such Holder, provided that such ink-original Note may be delivered promptly after such Closing by the Company, in which case the Company will provide an electronically signed version of the Note on or prior to the Closing Date;

(iv)          any and all certificates and other instruments representing or evidencing all of the capital stock and other equity interests of the Company’s Subsidiaries and corresponding stock powers, and any other documents and filings required under the Notes in order to grant the Holders a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Notes (collectively, the “Security Documents,” and, collectively with this Agreement, the Certificate of Amendment, the Notes and the Amended and Restated Warrants, the “Transaction Documents”);

(v)          the Amended and Restated Warrants registered in the name of the applicable Holder;

(vi)          a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 1.05(b);

(vii)         a certified copy of the Certificate of Amendment as certified by the Delaware Secretary of State of the State of Delaware; and

(viii)        a certificate, executed on behalf of the Company and each of the Company’s Subsidiaries, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company, approving the transactions contemplated by this Agreement and the other Transaction Documents, as applicable, certifying the current versions of the Company’s certificate or articles of incorporation and bylaws and certifying as to the signatures and authority of Persons signing this Agreement and the other Transaction Documents, as applicable, and related documents on behalf of the Company.

(a)            On or prior to the Closing Date, each Holder shall deliver or cause to be delivered to the Company this Agreement duly executed by such Holder.

1.05          Closing Conditions.

(a)            The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            all obligations, covenants and agreements of each Holder required to be performed at or prior to the Closing Date shall have been performed;

(ii)           the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Holders contained herein and in the Purchase Agreement (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date); and

(iii)          the delivery by each Holder of the items set forth in Section 1.04(b) of this Agreement.

(b)            The obligations of each Holder hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein and in the Purchase Agreement (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 1.04(a) of this Agreement;

(iv)          there shall have been no Material Adverse Effect with respect to the Company; and

(v)           from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s Principal Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Holders, makes it impracticable or inadvisable to consummate the Exchange.

ARTICLE II.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Holder as of the date hereof as follows:

2.01         Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

2.02         Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the transactions contemplated by this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms thereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action of the Company, and no further consent or authorization of the Company or its board of directors or stockholders is required. When executed and delivered by the Company, the Transaction Documents shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

2.03         Issuance of Securities. When the Conversion Shares are issued in accordance with the terms of this Agreement and the Notes, the Conversion Shares shall be validly issued and outstanding, fully-paid, non-assessable and free and clear of all liens, of any pre-emptive rights and of rights of refusal of any kind.

2.04         No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under the Transaction Documents.

ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF THE HOLDER

Each Holder represents and warrants to the Company as of the date hereof as follows:

3.01         Organization and Standing of the Holder. Such Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.02         Authorization and Power. Such Holder has the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by such Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Holder or its board of directors or stockholders is required. When executed and delivered by such Holder, this Agreement shall constitute the valid and binding obligations of such Holder enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

ARTICLE IV.      MISCELLANEOUS

4.01         Disclosure of Transaction. The Company shall, on or before 5:00 pm New York time, on the first trading day following the date of this Agreement, furnish or file a Report on Form 8-K or a press release describing all the material terms of the Agreement (the “Announcement”). From and after the Announcement, the Company shall have disclosed all material, non-public information (if any) provided to a Holder by the Company or any of its officers, directors, employees or agents in connection with the Agreement, or otherwise if applicable. In addition, effective upon the Announcement the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the Agreement, or otherwise if applicable, whether written or oral, between itself or any of its officers, directors, affiliates, employees or agents, on the one hand, and any Holders or any of their affiliates, on the other hand, shall terminate.

4.02         Stockholder Approval. The Company shall file with the SEC a proxy statement, in a form reasonably acceptable to the Holders, soliciting the affirmative votes of each of its stockholders of record for approval of resolutions providing for the issuance of the Securities and terms of the Certificate of Amendment, including, for the avoidance of doubt, in compliance with the rules and regulations of the Principal Market (“November 2025 Stockholder Approval”; and the date the November 2025 Stockholder Approval is obtained, the “November 2025 Stockholder Approval Date”) and the Company shall use its reasonable best efforts to, at the expense of the Company, solicit its stockholders’ approval of such resolution and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolution. The Company shall hold a special meeting of stockholders (the “Stockholder Meeting”) for purposes of obtaining the November 2025 Stockholder Approval no later than December 31, 2025 (the “Stockholder Meeting Deadline”), and the Company shall be obligated to seek to obtain the November 2025 Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the November 2025 Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held within 90 days later. If, despite the Company’s reasonable best efforts the November 2025 Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such November 2025 Stockholder Approval is obtained. Notwithstanding the above, the Company shall not be required to hold a Stockholder Meeting or seek November 2025 Stockholder Approval any time following the time when the Notes are no longer outstanding. Each Holder covenants to vote, and shall cause its affiliates to vote, all voting securities of the Company owned by such Holder or its affiliates, as applicable, in respect of any resolution presented to the stockholders of the Company for the purpose of obtaining the November 2025 Stockholder Approval. For clarity, the Holder’s agreement to vote its voting securities in accordance with the foregoing sentence, does not require the Holder to vote such shares for or against any other proposal or proposals, whether or not such other proposal or proposals are recommended by the Board of Directors.

4.03         Fees. On the Closing Date, the Company shall reimburse the Holders a non-accountable amount of $25,000 for all costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions (other than for Persons engaged by any Holder) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and the Company shall hold each Holder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the issuance of the Securities and the Amended and Restated Warrants to the Holders.

4.04          Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Required Holders.

4.05         Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a business day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

If to the Company:

XWELL, Inc.
254 West 31st Street, 11th Floor
New York, NY 10001
Attention: Ezra T. Ernst
Telephone: (212) 750-9595
Email: eernst@xwell.com

With a copy (for informational purposes only) to:

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
Telephone: (212) 659-7300
Attention: Rick Werner, Esq.
E-mail: rick.werner@haynesboone.com

If to a Holder, to its mailing address and e-mail address set forth on the Holder’s respective signature page attached hereto.

Any Holder hereto may from time to time change its address for notices by giving written notice of such changed address to the Company.

4.06         Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

4.07         Governing Law. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 9(a) OF THE Purchase AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

4.08         Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange and Amendment Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

XWELL, INC.

By:
Name:
Title:

HOLDERS:

By:
Name:
Title:

Address:

Exhibit A

Holder	Series G Preferred Stock	Note Principal Amount

Exhibit B

Form of Senior Secured Convertible Note

Exhibit C

Form of Certificate of Amendment

Exhibit D

Form of Amended and Restated Series A Warrant

Exhibit E

Form of Amended and Restated Series B Warrant